Ehibit 99.1

Spectral Acquires Control of Monitr

Initial product under development for planned 2014 release

SEATTLE–(BUSINESS WIRE)—(December 2, 2013) Spectral Capital Corporation, (FCCN.QB) announced today it has completed the transaction to acquire majority control of Monitr, which includes all intellectual property and assets that the company has and will develop. Monitr is Spectral’s third acquisition in nine months.

Monitr has been developing its technology for a number of years that integrates semantic processing, data analytics, real time search and machine learning into one platform. The platform will also have a social media component. Through the complex network of algorithms and coding, Monitr’s technology will seamlessly combine these very specialized systems to create an experience superior to current products on the market. The initial product will be marketed to the financial industry and is expected to launch in 2014.

The premise of Monitr’s product development is not to change people’s behavior in how they gather their financial information and knowledge, but to enhance and add value to the information they are viewing. As people use Monitr, they will be given added layers of knowledge and insight through its use of semantics, data analysis, real time data delivery and personalized learning technology. Additionally, users will be able to share information with other Monitr users.

Monitr will become an essential tool for those who have personal or professional interests in stock portfolio analysis, who want to research possible investment opportunities, to learn in depth competitive analysis and trends, and see breaking stories as they are emerging in real time. Additionally, with its social component, Monitr users will be able to share information with other people who have the same interests.

 “We are very pleased to have Monitr as a part of the growing list of specialized technology companies under the Spectral flag. The idea behind this technology is incredibly complex; however, we are very confident in the ability of the team to deliver. The diversity of knowledge and successful track record of the development team will bring this creative endeavor to life. We are looking forward to a long and successful relationship with Monitr”, said Jenifer Osterwalder, Spectral CEO.

ABOUT SPECTRAL:
Spectral teams with visionary early stage technology companies that have an idea that can shake up a market by exploiting existing weaknesses or by creating something entirely new; and where team members have the synergy and ability to accomplish this task.

PRESS RELEASE FORWARD LOOKING STATEMENT:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:
Jenifer Osterwalder
contact@spectralcapital.com
206-262-7820